FIRST AMENDMENT TO LEASE, made this 3rd day of March, 1998, by and between RIVER OFFICE EQUITIES, a New Jersey Partnership, having an address at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 (hereinafter referred to as the "Landlord"); and FIRST MONTALTK SECURITIES CORP., a New York corporation, having an office at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 (hereinafter referred to as the "Tenant").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, the parties hereto have heretofore entered into a certain lease agreement dated March 5, 1997 (hereinafter referred to as the "Master Lease') in connection with the leasing of 22,762 square feet of Gross Rentable Area, consisting of the entire third floor of the Building located on Newman Springs Road in the Township of Middletown, County of Monmouth and State of New Jersey (hereinafter referred to as the "Building"); and

     WHEREAS, the parties hereto have also heretofore entered into a certain lease agreement dated January 31, 1996 (hereinafter referred to as the "1,637 Lease") in connection with the leasing of a portion of the first floor of the Building containing 1,637 square feet of Gross Rentable Area (hereinafter referred to as the "1,637 Space"); and

     WHEREAS, Landlord and Tenant wish to modify certain terms and conditions of the Master Lease to incorporate therein, effective as of Feb@ 1, 1998, the 1,637 Space and certain other space presently leased to Tenant (as hereinafter identified), and to provide for the payment of rent and additional rent applicable thereto, as hereinafter provided.

     NOW, THEREFORE, in consideration of the sum of ONE ($1.00) DOLLAR, and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

     1. Effective as of February 1, 1998, the Leased Premises shall  incorporate
(a) the 22,762 square feet of Gross Rentable Area originally leased pursuant to the Master Lease; (b) the 1,637 Space; (c) a portion of the first floor of the Building containing 4,493 square feet of Gross Rentable Area of office space; and (d) a portion of the second floor of the Building containing 3,550 square feet of Gross Rentable Area of office space. As a result of the foregoing, the aggregate Gross Rentable Area leased by Tenant pursuant to the @Master Lease shall be 32,442 square feet, and Paragraph 2 of the Statement of Facts (on Page I of the Master Lease) and Article 1. I of the Master Lease are hereby amended and modified accordingly.

     2. Article 1.3 of the Master Lease is hereby modified, amended and supplemented to provide that, effective as of February 1, 1998, Tenant shall have the right to use one hundred fourteen (I 14) parking spaces in lieu of the seventy-eight (78) parking spaces as now provided.

     3. Article 3.1 of the Master Lease is hereby modified, amended and supplemented to provide that, effective as of February 1, 1998, Tenant shall pay Annual Basic Rent and Monthly Basic Rent in the following amounts and manner:

     (a) During the period February 1, 1998, through November 30, 1998, Annual Basic Rent in the amount of SIX HUNDRED THIRTEEN THOUSAND FIFTY SEVEN AND 46/100 ($613,057.46) DOLLARS per annum, payable in equal monthly installments in the amount of FIFTY ONE THOUSAND EIGHTY EIGHT AND 12/100 ($51,088.12) DOLLARS per month; and

     (b) During the period December 1, 1998, through January 31, 2005, Annual Basic Rent in the amount of SIX HUNDRED TWENTY SEVEN THOUSAND FOUR HUNDRED FORTY THREE AND 72/100 ($627,443.72) DOLLARS per annum, payable in equal monthly installments in the amount of FIFTY TWO THOUSAND TWO HUNDRED EIGHTY SIX AND 98/100 ($52,286.98) DOLLARS per month The Monthly Base Rent hereinabove provided shall be payable in the same manner as provided in Article 3.1 of the Master Lease.

     4. Article 4.3 of the Master Lease is hereby modified, amended and supplemented to provide that, effective as of February 1, 1998, Tenant's Percentage shall be 52.13% in lieu of 37% as now provided.

     5. Article 50 of the Master Lease is hereby modified, amended and supplemented to provide that, effective as of February 1, 1998, the 1,637 Lease (as hereinabove defined), and the terms and conditions thereof, shall be deemed null and void and of no further force and effect as a result of the incorporation of the 1,637 Space as part of the Premises under the Master Lease.

     6. Article 51.1 of the Master Lease is hereby modified, amended and supplemented to provide that the Annual Basic Rent to be paid by Tenant to Landlord during the six (6) year Renewal Term shall be the sum of SEVEN HUNDRED SEVENTY EIGHT THOUSAND SIX HUNDRED EIGHT AND 00/100 ($778,608.00) DOLLARS per annum (the "Renewal Rent"), payable in equal monthly installments in the sum of SIXTY FOUR THOUSAND EIGHT HUNDRED EIGHTY FOUR AND 00/100 ($64,884.00) DOLLARS per month.

     7. Except as hereinabove referred to, all other terms and conditions of the Master Lease shall remain in full force and effect, unmodified and unimpaired, and shall be applicable to the Leased Premises aggregating 32,442 square feet of Gross Rentable Area.

     8. This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be executed by their proper corporate officers and caused their proper corporate seals to be hereto affixed, the day and year first above written.

WITNESS:                                RIVER OFFICE EQUITIES,
                                        a New Jersey Partnership



-------------------------               BY: /s/ Mark Dubrow
                                          ----------------------------(L.S.)
                                           MARK DUBROW, Partner


ATTEST/WITNESS:                         FIRST MONTAUK SECURITIES CORP.,
                                        a New York corporation



-------------------------               BY: /s/ William J. Kurinsky
                                           -----------------------------
                                           William J. Kurinsky,
                                           Exec. Vice President


STATE OF NEW JERSEY    )
                       ) SS.:
COUNTY OF MONMOUTH     )


     BE IT REMEMBERED, that on this 10th day of March, 1998, before me, the subscriber, a Notary Public of New Jersey, personally appeared MARK DUBROW, who, I am satisfied, is a Partner of RIVER OFFICE EQUITIES, a New Jersey Partnership, the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as the act and deed of the Partnership, for the uses and purposes therein expressed.



                                        ---------------------------------------



STATE OF NEW JERSEY)
                   ) SS.:
COUNTY OF MONMOUTH )


     BE IT REMEMBERED, that on this 25th day of February, 1998, before me, the subscriber, a Notary Public of New Jersey, personally appeared William J. Kurinsky who, I am satisfied, is the person who signed the within Instrument as Executive Vice President of FIRST MONTAUK SECURITIES CORP., a New York corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                             ---------------------------------







                            FIRST AMENDMENT TO LEASE





                                 BY AND BETWEEN:


                             RIVER OFFICE EQUITIES,
                            a New Jersey Partnership

                                   "Landlord"


                                      -and-


                         FIRST MONTAUK SECURITIES CORP.,
                             a New York corporation

                                    "Tenant"




                                   DATED: 1998


                                   LAW OFFICES

                        EPSTEIN, EPSTEIN, BROWN & BOSEK,
                           A Professional Corporation
                             245 Green Village Road
                                  P. 0. Box 901
                     Chatham Township, New Jersey 07928-0901
                                 (973-593-4900)

                              HHB: Ffle #11684-210